SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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☐Soliciting Material Pursuant to § 240.14a-12

Arcus Biosciences, Inc.

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ARCUS BIOSCIENCES, INC.

3928 Point Eden Way

Hayward, CA 94545

(510) 694-6200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Arcus Biosciences, Inc., a Delaware corporation (“Arcus”). The meeting will be held on Thursday, June 4, 2020 at 8:30 a.m. local time at 3928 Point Eden Way, Hayward, CA 94545 for the following purposes:

1.	To elect the Board of Directors’ nominee for director to hold office until the 2023 Annual Meeting of Stockholders and until his successor is duly elected and qualified.
2.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Arcus for its fiscal year ending December 31, 2020.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 9, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday, June 4, 2020 at 3928 Point Eden Way, Hayward, CA 94545.

The proxy statement and annual report to stockholders

are available at www.investorvote.com/rcus

By Order of the Board of Directors

/s/ Terry Rosen___

Terry Rosen, Ph.D.

Chief Executive Officer and Chairman of the Board

Hayward, California

April 21, 2020

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

ARCUS BIOSCIENCES, INC.

3928 Point Eden Way

Hayward, CA 94545

(510) 694-6200

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

June 4, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Arcus Biosciences, Inc. is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 24, 2020 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 4, 2020.

How do I attend the annual meeting?

The meeting will be held on Thursday, June 4, 2020 at 8:30 a.m. local time at 3928 Point Eden Way, Hayward, CA 94545. Directions to the annual meeting may be found at www.arcusbio.com. Information on how to vote in person at the annual meeting is discussed below.

We intend to hold our annual meeting in person. However, we continue to monitor the situation regarding COVID-19 (Coronavirus) closely, taking into account guidance from the Center for Disease Control and Prevention and the World Health Organization. The health and well-being of our various stakeholders is our top priority. Accordingly, we are planning for the possibility that the annual meeting may be held solely by means of remote communication if we determine that it is not advisable to hold an in-person meeting. In the event the annual meeting will be held solely by remote communication, we will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on our website at www.arcusbio.com, and filed with the SEC as additional proxy material. As always, we encourage you to vote your shares prior to the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 9, 2020 will be entitled to vote at the annual meeting. On this record date, there were 45,984,716 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 9, 2020 your shares were registered directly in your name with Arcus’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

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If on April 9, 2020 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of the director (Proposal 1);
•

Ratification of appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Arcus for its fiscal year ending December 31, 2020 (Proposal 2).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominee to the Board of Directors or you may “Withhold” your vote for the nominee. For the ratification of appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Arcus for its fiscal year ending December 31, 2020, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy over the telephone, or vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time, on June 3, 2020, to be counted.

•

To vote through the internet, go to http://www.investorvote.com/rcus to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time, on June 3, 2020, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Arcus. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must

2.

obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 9, 2020.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominee for director and “For” the ratification of the independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

3.

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to Arcus Biosciences, Inc.’s Secretary at 3928 Point Eden Way, Hayward, CA 94545.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

If you wish to submit a proposal to be considered for inclusion in the proxy materials we prepare for next year’s annual meeting, your proposal must be submitted in writing by December 25, 2020, to Arcus Biosciences, Inc. 3928 Point Eden Way Hayward, CA 94545, Attention: Secretary. However, if our 2021 annual meeting of stockholders is held before May 5, 2021, or after July 4, 2021, then your proposal must be received a reasonable time before we print and mail our proxy statement for the 2021 Annual Meeting of Stockholders.

If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so no earlier than February 4, 2021, and no later than March 6, 2021, to Arcus Biosciences, Inc. 3928 Point Eden Way Hayward, CA 94545, Attention: Secretary. If such proposal is submitted after March 6, 2021, it will be considered untimely; provided, however, that if our 2021 Annual Meeting of Stockholders is held before May 5, 2021, or after August 3, 2021, then your proposal must be received no earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such meeting and (b) the 10th day following the day on which notice of the date of the 2021 Annual Meeting of Stockholders is mailed or public disclosure is made, whichever occurs first. You are also advised to review our bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect the director, votes “For,” “Withhold” and broker non-votes, and with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.

4.

As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For the election of the director, the nominee receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of the director will be elected. Only votes “For” will affect the outcome. “Withheld” and broker non-votes will have no effect.

To be approved, Proposal No. 2, ratification of the selection of Ernst & Young LLP as Arcus’s independent registered public accounting firm for fiscal year ending December 31, 2020, must receive “For” votes from the holders of a majority of shares present in person present or represented by proxy and cast at the meeting. If you “Abstain” from voting your abstention will not count as a vote being cast, and will have no effect. We do not expect any broker non-votes on Proposal 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person, present by means of remote communication as authorized by the Board in its sole discretion, or represented by proxy. On the record date, there were 45,984,716 shares outstanding and entitled to vote. Thus, the holders of 22,992,359 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

5.

Proposal 1

Election of Director

Arcus’s Board of Directors is divided into three classes, and each class has a three-year term. The terms of the Class II directors expire at this upcoming 2020 Annual Meeting of Stockholders, the terms of the Class III directors expire at the 2021 Annual Meeting of Stockholders, and the terms of the Class I directors expire at the 2022 Annual Meeting of Stockholders. Vacancies on the Board may be filled only by persons appointed by a majority of the remaining directors. A director appointed by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are two directors in the class whose terms of office expire in 2020; however, the Board of Directors has determined to reduce the size of the Board by one effective at the close of the annual meeting, which directorship will be a Class II director; accordingly, there is only one nominee for Class II Director, Juan Carlos Jaen, Ph.D., and David Beier will cease to be a director effective at the end of the annual meeting. If elected at the annual meeting, Dr. Jaen would serve until the 2023 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. Dr. Jaen was previously elected by our stockholders. We invite and encourage our directors and nominees for director to attend the annual meeting, but have no formal policy regarding their attendance at our annual meetings. All of the directors at the time attended the 2019 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Dr. Jaen. If Dr. Jaen becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Arcus. Dr. Jaen has agreed to serve if elected. Arcus’ management has no reason to believe that Dr. Jaen will be unable to serve.

The following table sets forth information regarding our directors as of February 1, 2020:

NAME	CLASS	AGE	POSITION HELD WITH THE COMPANY
Terry Rosen, Ph.D.	III	60	Chief Executive Officer, Director and Chairman
Juan Carlos Jaen, Ph.D.	II	62	President and Director
David William Beier(1)(2)(3)	II	71	Director
Kathryn Falberg(1)(2)	III	59	Director
Jennifer Jarrett	III	49	Director
Yasunori Kaneko, M.D.(1)(2)(3)	I	66	Director
Patrick Machado, JD	I	55	Director
Antoni Ribas, M.D., Ph.D.	I	53	Director
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

The following is a brief biography of Dr. Jaen and each director whose term will continue after the annual meeting.

Nominee for Election for a Three-year Term Expiring at the 2023 Annual Meeting

Juan Carlos Jaen, Ph.D. is our co-founder and has served as our President since May 2015 and as a member of our Board since April 2015. He also served as the President of PACT Pharma, Inc., a biopharmaceutical company, from November 2016 until December 2017. Immediately prior to the founding of our company, Dr. Jaen served briefly in April 2015 as the President of FLX Bio, Inc. Previously, Dr. Jaen co-founded (with Dr. Rosen) and served as the President and Head of Research and Development at Flexus Biosciences, Inc. from October 2013 to April 2015, when it was acquired by Bristol-Myers Squibb. Prior to that, Dr. Jaen served as Senior Vice President of Drug Discovery and as the Chief Scientific Officer of ChemoCentryx, Inc., a biopharmaceutical company, from 2007 to September 2013. From 2004 to 2006, Dr. Jaen was Vice President of Chemistry at Amgen Inc. and from 1996 to 2004, Dr. Jaen

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held positions as Director of Medicinal Chemistry and Vice President of Chemistry at Tularik, Inc. Prior to that, Dr. Jaen held several positions in drug discovery and program management, from 1983 to 1996, at the Parke-Davis Pharmaceutical Research division of Warner-Lambert Company, a pharmaceutical company. Dr. Jaen also serves on the board of directors of R2M Pharma, Inc., PACT Pharma and the Bella Charitable Foundation. Dr. Jaen holds a B.S. in Chemistry from the Universidad Complutense de Madrid and a Ph.D. in Organic Chemistry from the University of Michigan. We believe that Dr. Jaen should serve as a director based on his position as one of our founders and as our President, his extensive experience in general management and business development and his experience in the field of biomedical research.

The Board Of Directors Recommends

A Vote In Favor Of the Nominee.

Directors Continuing in Office Until the 2021 Annual Meeting

Kathryn Falberg has served as a member of our Board since September 2017. She served as the Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc, a biopharmaceutical company, from March 2012 to March 2014, after serving as its Senior Vice President and Chief Financial Officer since December 2009. From 2001 through 2009, Ms. Falberg worked with a number of smaller companies while serving as a corporate director and audit committee chair for several companies. From 1995 to 2001, Ms. Falberg was with Amgen, Inc., where she served as Senior Vice President, Finance and Strategy, and Chief Financial Officer and prior to that as Vice President, Chief Accounting Officer, and Vice President, Treasurer. Ms. Falberg holds an M.B.A. in Finance and B.A. in Economics from the University of California, Los Angeles and is an inactive certified public accountant. Ms. Falberg also serves as a member of the boards of directors, and on the audit committees, of biopharmaceutical companies Aimmune Therapeutics, Inc., Urogen Pharma Ltd. and Tricida Inc., and a technology company, The Trade Desk, Inc. Ms. Falberg previously served on the boards of directors of Axovant Sciences, Ltd., BioMarin Pharmaceutical Inc., Medivation, Inc., Halozyme Therapeutics, Inc., aTyr Pharma, Inc., and multiple other companies. We believe Ms. Falberg is able to make valuable contributions to our Board of Directors due to her extensive business experience as an executive in the pharmaceutical industry and her service as a director and audit committee member of various other companies.

Jennifer Jarrett has served as a member of our Board since January 2019. Ms. Jarrett currently serves as Vice President, Corporate Development and Capital Markets at Uber, Inc. Ms. Jarrett served as our Chief Operating and Financial Officer from June 2018 to January 2019, and as our Chief Business Officer and Chief Financial Officer from March 2017 to June 2018. From April 2016 to September 2016, Ms. Jarrett was the Chief Financial Officer of Medivation, Inc., a biopharmaceutical company, which was acquired by Pfizer Inc. Prior to that, Ms. Jarrett spent 20 years in investment banking, most recently as Managing Director at Citigroup from July 2010 to April 2016, where she was responsible for managing their west coast life sciences investment banking practice. Before that, Ms. Jarrett was a Director and Managing Director at Credit Suisse from 2000 to 2010, and an associate at Donaldson, Lufkin & Jenrette from 1998 to 2000. During her tenure as an investment banker, Ms. Jarrett covered biotechnology and pharmaceutical companies, primarily in the San Francisco Bay Area. She currently serves on the board of directors of Arena Pharmaceuticals, Inc. and Syndax Pharmaceuticals, Inc., and previously served on the board of Audentes Therapeutics until its acquisition by Astellas Pharma Inc. in January 2020. Ms. Jarrett holds a B.A. in Economics, cum laude, from Dartmouth College and an M.B.A. from Stanford Graduate School of Business. We believe Ms. Jarrett is able to make valuable contributions to our Board of Directors due to her extensive business experience in the pharmaceutical industry and her service as a director of various other biopharmaceutical companies.

Terry Rosen, Ph.D. is our co-founder and has served as the Chairman of our Board of Directors since December 2017, our Chief Executive Officer since May 2015 and as a member of our Board since April 2015. He also served as the Chief Executive Officer of PACT Pharma, Inc., a biopharmaceutical company, from November 2016 to December 2017. Immediately prior to the founding of our company, Dr. Rosen served briefly in April 2015 as the Chief Executive Officer of FLX Bio, Inc., a biopharmaceutical company that was spun-off by Flexus Biosciences, Inc., a biopharmaceutical company. Previously, Dr. Rosen co-founded (with Dr. Jaen) and served as the Chief Executive Officer of Flexus Biosciences, Inc. from October 2013 to April 2015, when it was acquired by Bristol-Myers Squibb. Prior to that, Dr. Rosen was at Amgen, Inc., a biopharmaceutical company, from 2004 to January 2013 where he most recently served as Vice President of Therapeutic Discovery from 2011 to January 2013. He also worked at Tularik Inc., a biopharmaceutical company, from 1993 to 2004 when it was acquired by Amgen, Pfizer Central Research, a biopharmaceutical company, from 1987 to 1993, and Abbott Laboratories, a health care company, from 1985 to 1987.

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Dr. Rosen serves on the board of trustees of the Salk Institute, the California Life Sciences Association and the Berkeley Foundation. He also serves on the boards of Ideaya Biosciences, Inc., PACT Pharma, Epiodyne, Inc. and Simcha Therapeutics Holding Company, LLC. Dr. Rosen also serves on the scientific advisory board of Sirenas, LLC. Dr. Rosen holds a B.S. in Chemistry from the University of Michigan and a Ph.D. in Chemistry from the University of California, Berkeley. We believe that Dr. Rosen should serve as a director based on his position as one of our founders and as our Chief Executive Officer, his extensive experience in general management and business development and his experience in the field of biosciences.

Directors Continuing in Office Until the 2022 Annual Meeting

Yasunori Kaneko, M.D. has served as a member of our Board since May 2015. Dr. Kaneko was a Managing Director at Skyline Venture Partners, L.P., a venture capital firm, from January 1999 to January 2019. Dr. Kaneko previously served as Chief Financial Officer and Vice President, Business Development at Tularik, Inc., a biopharmaceutical company, at various times from 1992 until 1999. Dr. Kaneko served as a Senior Vice President and Chief Financial Officer of Ionis Pharmaceuticals, Inc., a pharmaceutical company, which went public in May 1991 during his tenure from 1991 to 1992. Dr. Kaneko began his career at Genentech, Inc., a biotechnology company, where he served in a business development role, from 1981 to 1987 and as head of corporate finance in the investment banking division of Paribas Capital Markets LTD, from 1987 to 1991. Dr. Kaneko is a member of the Stanford Interdisciplinary Life Sciences Council and serves on the board of Provigate Inc. Dr. Kaneko served on the board of Nippon Paint Holdings Co., Ltd. from March 2018 to March 2020, and previously served on the board of LeukoSite Inc., a biopharmaceutical company, until its merger with Millennium Pharmaceuticals, Inc. in 1999. Dr. Kaneko received an undergraduate degree and a medical degree from Keio University in Tokyo, and an M.B.A. from Stanford Graduate School of Business. We believe Dr. Kaneko is able to make valuable contributions to our Board of Directors due to his educational background in medicine, as well as his experience in the life science, pharmaceutical and related financial industries.

Patrick Machado, JD has served as a member of our Board since December 2019. Mr. Machado has over two decades of experience growing biopharmaceutical organizations from development through commercialization. He has extensive operational experience, having led finance, business development and legal functions at multiple companies. Mr. Machado co-founded and served as Chief Financial Officer and Chief Business Officer at Medivation, Inc. until his retirement in 2014 and served as a member of Medivation’s Board of Directors from 2014 until its acquisition for approximately $14 billion by Pfizer in 2016. During his tenure at Medivation, Mr. Machado helped lead the company through substantial growth and challenges, providing strong leadership during the clinical development and successful commercial launch of XTANDI® in prostate cancer. Prior to Medivation, Mr. Machado worked at ProDuct Health, Inc. where he held positions as Chief Financial Officer, Senior Vice President of Business Development and General Counsel; Mr. Machado was also responsible for working with national health plans in the U.S. to expand access to patients in need of ductal lavage. Earlier in his career, Mr. Machado served as chief legal counsel to the Chiron Technologies business unit at Chiron Corporation and led the transaction teams for all substantial Chiron Technologies collaborations. Prior to joining Chiron, Mr. Machado worked for Morrison & Foerster LLP, a leading international law firm, and for the Massachusetts Supreme Judicial Court. Mr. Machado also serves as a member of the board of directors of Adverum Biotechnologies, Inc., Chimerix, Inc., Turning Point Therapeutics, Inc., and Principia Biopharma Inc. and previously served on the board of directors of Endocyte, Inc., Inotek Pharmaceuticals Corporation (now Rocket Pharmaceuticals, Inc.), Axovant Sciences, Inc. Medivation, Inc. and SCYNEXIS, Inc. Mr. Machado received his J.D. degree from Harvard Law School and holds both a Bachelor of Science degree in Economics and a Bachelor of Arts degree in German from Santa Clara University in California. We believe Mr. Machado is able to make valuable contributions to our Board of Directors due to his extensive business experience as an executive in the pharmaceutical industry.

Antoni Ribas, MD, Ph.D. has served as a member of our Board since October 2019. Dr. Ribas is an internationally recognized physician-scientist who conducts translational and clinical research aimed at understanding how the immune system can be used to treat cancer. He has been a leader in the research and clinical development of multiple types of therapeutic agents, including immune checkpoint inhibitors, gene-engineered T cells, and BRAF-targeted therapies. His efforts have been instrumental in transforming the treatment paradigm for oncology patients, particularly those with malignant melanoma, having served as principal investigator for multiple trials, including those involving the breakthrough cancer therapy, Keytruda®. Dr. Ribas is Professor of Medicine, Surgery, and Molecular and Medical Pharmacology at the University of California Los Angeles (UCLA), Director of the Tumor Immunology

8.

Program at the UCLA Jonsson Comprehensive Cancer Center, and Director of the Parker Institute for Cancer Immunotherapy Center at UCLA. He is currently the President-Elect for the American Association for Cancer Research (AACR). Dr. Ribas has founded or advised several successful biopharma companies in addition to Arcus, such as Kite Pharma and Flexus Biosciences. Most recently, he co-founded PACT Pharma, a company developing personalized cancer neoantigen-targeted T cell therapies, together with Professors David Baltimore and Jim Heath and Arcus co-founders, Terry Rosen and Juan Jaen. Dr. Ribas has been a member of the Arcus Scientific Advisory Board since its creation in 2015. Dr. Ribas received MD and Ph.D. degrees from the Universidad de Barcelona (Spain). He completed his internship and residency in medical oncology at the University Hospital Vall d’Hebron (Barcelona, Spain) and conducted postdoctoral research at UCLA. Following a fellowship in hematology/oncology in the Department of Medicine at UCLA, he has held numerous faculty and administrative positions at UCLA since 2001. Dr. Ribas has received a myriad of awards and honors, including the AACR-CRI Lloyd J. Old Award in Cancer Immunology, the AACR Richard and Hinda Rosenthal Award and the National Cancer Institute (NCI) Outstanding Investigator Award. Dr. Ribas has also served on the board of directors of leading scientific organizations such as the AACR and the Society for Immunotherapy for Cancer (SITC). We believe Dr. Ribas is able to make valuable contributions to our Board of Directors due to his extensive experience in medicine and clinical research.

9.

corporate governance

Independence of The Board of Directors

As required under the New York Stock Exchange (“NYSE”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with Arcus’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Arcus, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NYSE listing standards: Mr. Beier, Ms. Falberg, Dr. Kaneko, Mr. Machado and Dr. Ribas. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with Arcus. Dr. Rosen and Dr. Jaen are not independent by virtue of being executive officers of Arcus, and Ms. Jarrett is not independent as she was our Chief Financial Officer until January 2019.

Board Leadership Structure

Our Bylaws and Corporate Governance Guidelines provide our Board with the flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer. Dr. Rosen currently serves as our Chairman of the Board and Dr. Kaneko serves as our lead independent director. As lead independent director, Dr. Kaneko presides over periodic meetings of our independent directors, serves as a liaison between our Chief Executive Officer and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate. We believe that our current leadership structure is appropriate as it allows our Board of Directors to benefit from Dr. Rosen’s in-depth knowledge of our business in formulating and implementing strategic initiatives, provides a unified leadership to confront challenges facing our business, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. We will continue to periodically review our leadership structure and may make changes in the future if appropriate.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board of Directors administers its oversight function directly as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. Our Audit Committee oversees the management of risks associated with our financial reporting, accounting and auditing matters; our Compensation Committee oversees the management of risks associated with our compensation policies and programs; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board of Directors and director succession planning. In connection with the COVID-19 outbreak, our Board has received regular updates from management on its impact to our employees, operations and business, and has input into the company’s evolving risk mitigation plans.

Meetings of The Board of Directors

The Board of Directors met nine times during the last fiscal year. As required under applicable NYSE listing standards, in fiscal year 2019, Arcus’s independent directors met in regularly scheduled executive sessions at which only independent directors were present. All of our directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

10.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2019 for each of the Board committees (Drs. Rosen, Jaen and Ribas, and Ms. Jarrett, did not serve on any committees in 2019 or to date):

Name	Audit	Compensation	Nominating and Corporate Governance
David Beier	x	x	x*
Kathryn Falberg	x*	x
Yasunori Kaneko	x	x*	x
Patrick Machado (1)			x
Total meetings in fiscal 2019	6	6	3
*	Committee Chairperson

(1) Mr. Machado joined the Board and the Nominating and Corporate Governance Committee in December 2019.

Below is a description of each committee of the Board of Directors.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Arcus.

Audit Committee

The Audit Committee of the Board of Directors is established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee Arcus’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee assists our Board of Directors with:

•	its oversight of the integrity of our consolidated financial statements;
•	our compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent registered public accounting firm; and
•	the design and implementation of our financial risk assessment and risk management.

Among other things, our Audit Committee is responsible for reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures. The Audit Committee also discusses with our management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of our consolidated financial statements, and the results of the audit, quarterly reviews of our consolidated financial statements and, as appropriate, initiates inquiries into certain aspects of our financial affairs. Our Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our Audit Committee has sole authority to approve the hiring and discharging of our independent registered public accounting firm, all audit engagement terms and fees and all permissible non-audit engagements with the independent auditor. Our Audit Committee reviews and oversees all related person transactions in accordance with our policies and procedures.

The Audit Committee is composed of three directors: Ms. Falberg, Mr. Beier and Dr. Kaneko. Each member of our Audit Committee is independent under the rules and regulations of the SEC and the listing standards of the New York Stock Exchange applicable to audit committee members. Ms. Falberg is the chair of the Audit Committee. Our Board of Directors has determined that each of Ms. Falberg and Dr. Kaneko qualify as an audit committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of the New York Stock

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Exchange. In addition, our Board of Directors has determined that Ms. Falberg’s simultaneous service on the audit committees of four other public companies does not impair the ability of Ms. Falberg to effectively serve on the Audit Committee. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on Arcus’s website at www.arcusbio.com.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2019.

Kathryn Falberg, Chair

David Beier

Yasunori Kaneko

Compensation Committee

The Compensation Committee is composed of three directors: Dr. Kaneko, Mr. Beier and Ms. Falberg. All members of Arcus’s Compensation Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02 as applied to compensation committee members). The Compensation Committee met five times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on Arcus’s website at www.arcusbio.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee Arcus’s compensation strategy, policies, plans and programs, including:

•

establishment of corporate and individual performance objectives relevant to the compensation of Arcus’s directors, officers and employees and evaluation of performance in light of these stated objectives;

•

review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers and directors; and

•	administration of Arcus’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Arcus. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of Arcus, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the

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consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Our Compensation Committee utilizes Radford, Inc. (“Radford”), a nationally-recognized compensation consulting firm, to assist the Compensation Committee in developing appropriate incentive plans for our directors and executives on an annual basis, to provide the Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. The Compensation Committee reviewed the independence of Radford, taking into consideration the six factors prescribed by the SEC and NYSE. Based on this assessment, the Compensation Committee determined that the engagement of Radford does not raise any conflicts of interest. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2018, the Compensation Committee formed an Equity Committee, currently composed of Dr. Jaen, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of Arcus. The purpose of this delegation of authority is to enhance the flexibility of option administration within Arcus and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal year 2019 are described in greater detail in the “Executive Compensation” section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As noted above, Arcus’s Compensation Committee consists of Dr. Kaneko, Mr. Beier and Ms. Falberg. None of the members of our Compensation Committee has at any time during the past three years been one of our officers or employees. None of our executive officers currently serves or in the prior three years has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of Arcus (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and recommending to the board a set of corporate governance principles for Arcus.

The Nominating and Corporate Governance Committee is composed of three directors: Mr. Beier, Dr. Kaneko and Mr. Machado. Mr. Beier is the chair of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02). The Nominating and Corporate Governance Committee met four times during the fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on Arcus’s website, www.arcusbio.com.

The Nominating and Corporate Governance Committee considers several factors in evaluating potential candidates for the Board. The director qualifications that the Nominating and Corporate Governance Committee has developed to date focus on what the Nominating and Corporate Governance Committee believes to be essential competencies to effectively serve on the Board, including possessing relevant expertise upon which to be able to offer advice and guidance to management, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our stockholders, having sufficient time to devote to the affairs to Arcus Biosciences’ and diversity. The Nominating and Corporate Governance

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Committee identifies potential candidates by using its network of contacts as well as solicits additional potential candidates from the Board.

The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to nominate directors with a variety of individual backgrounds and complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee Arcus Biosciences’ business and operations.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Corporate Secretary at 3928 Point Eden Way, Hayward, CA 94545 at least 120 days prior to the anniversary date of the mailing of the proxy statement for the last annual meeting of stockholders and must include the following information:

•	name and address of the nominating stockholder;
•	a representation that the nominating stockholder is a record holder;
•	a representation that the nominating stockholder intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified;
•	information regarding each nominee that would be required to be included in a proxy statement;
•	a description of any arrangements or understandings between the nominating stockholder and the nominee; and
•	the consent of each nominee to serve as a director, if elected.

The Nominating and Corporate Governance Committee will evaluate candidates recommended by a stockholder in the same manner as candidates identified any other person, including members of the Board.

Stockholder Communications With The Board Of Directors

Stockholders and any interested party may direct correspondence to our Board or an individual director to our Corporate Secretary at our principal executive offices at 3928 Point Eden Way, Hayward, CA 94545. The Corporate Secretary will review all correspondence and will forward the communications on to the relevant individual director or the whole Board; however, the Corporate Secretary generally will not forward communications that are primarily solicitations for products or services, matters of a personal nature that are not relevant for stockholders, matters that are of a type that render them improper or irrelevant to the functioning of the Board, or requests for general information about Arcus.

Code of Conduct and Ethics

Arcus has adopted the Arcus Biosciences, Inc. Code of Conduct and Ethics that applies to all officers, directors and employees. The Code of Conduct and Ethics is available on Arcus’s website at www.arcusbio.com. If Arcus makes any substantive amendments to the Code of Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, Arcus will promptly disclose the nature of the amendment or waiver on its website or in a Current Report on Form 8-K.

Corporate Governance Guidelines

In 2018, the Board of Directors documented the governance practices followed by Arcus by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate Arcus’s business operations as needed and to make decisions that are independent of Arcus’s management. The guidelines are also intended to align the interests of directors and management with those of Arcus’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.arcusbio.com.

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Proposal 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as Arcus’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited Arcus’s financial statements since 2016. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Arcus’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as Arcus’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Arcus and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and cast on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Arcus for the fiscal years end December 31, 2019 and 2018, by Ernst & Young LLP, Arcus’s principal accountant (in thousands):

	Fiscal Year Ended
	2019	2018
Audit Fees (1)	$907	$603
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$907	$603

(1)

Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements included in our annual reports on Form 10-K; review of our interim financial statement included in our quarterly reports on Form 10-Q; consultation on technical accounting matters; assistance with registration statements filed with the SEC; and the issuance of comfort letters and consents.

All fees described above were pre-approved by the Audit Committee.

In connection with Arcus’s engagement of Ernst & Young LLP, Arcus entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for Arcus, which is subject to alternative dispute resolution procedures.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve audit and non-audit services rendered by Arcus’s independent registered public accounting firm, Ernst & Young. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has approved all services by Ernst & Young prior to performance of the services.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 2.

15.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information as to the beneficial ownership of our common stock as of March 1, 2020, for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each Named Executive Officer;
•	each of our directors; and
•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2020, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentages of beneficial ownership of our common stock in the table is based on 45,974,189 shares of common stock issued and outstanding on March 1, 2020.

Name of Beneficial Owners	Shares Owned	Shares Exercisable Within 60 days	Total Shares Beneficially Owned	Percentage of Beneficial Ownership
5% Stockholders (other than Directors or Named Executive Officers):
Entities and individuals affiliated with GV 2016, L.P. (1)	5,049,786	—	5,049,786	10.98%
Entities and individuals affiliated with The Column Group II, L.P. (2)	3,540,850	—	3,540,850	7.70%
Entities affiliated with BVF Partners L.P. (3)	3,579,023	—	3,579,023	7.78%
Boxer Asset Management (4)	3,022,391	—	3,022,391	6.57%
BlackRock Asset Management (5)	3,008,762	—	3,008,762	6.54%
Directors and Named Executive Officers:
Terry Rosen, Ph.D. (6)	4,212,532	84,375	4,296,907	9.35%
Juan Carlos Jaen, Ph.D. (7)	2,968,633	75,000	3,043,633	6.62%
William Grossman, M.D., Ph.D. (8)	400	108,750	109,150	*
David William Beier (9)	50,505	—	50,505	*
Kathryn Falberg (10)	162,610	—	162,610	*
Jennifer Jarrett (11)	100,634	380,643	481,277	1.05%
Yasunori Kaneko, M.D. (12)	854,522	—	854,522	1.86%
Antoni Ribas, M.D., Ph.D. (13)	13,603	8,958	22,561	*
Patrick Machado, JD (14)	—	5,556	5,556	*
All current directors and executive officers as a group
(10 persons) (15)	8,363,439	699,220	9,062,659	19.71%
*	Represents beneficial ownership of less than one percent of the outstanding common stock.
(1)

Based on Schedule 13G filed with the SEC on February 12, 2019, reporting beneficial ownership as of December 31, 2018. Consists of 3,125,312 shares held directly by GV 2016, L.P. and 1,924,474 shares of the Issuer’s Common Stock held directly by GV 2017, L.P. GV 2016 GP, L.P. (the general partner of GV 2016, L.P.), GV 2016 GP, L.L.C. (the general partner of GV 2016 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2016 GP, L.L.C.), XXVI Holdings Inc. (the managing member of Alphabet Holdings LLC), and Alphabet Inc. (the sole stockholder of XXVI Holdings Inc.) may each be deemed to have sole power to vote and invest the shares held directly by GV 2016, L.P. GV 2017 GP, L.P. (the general partner of GV 2017, L.P.), GV 2017 GP, L.L.C. (the general partner of GV 2017 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2017 GP, L.L.C.), XXVI Holdings Inc. (the managing member of Alphabet Holdings LLC), and Alphabet Inc. (the sole stockholder of XXVI Holdings Inc.) may each be deemed to have sole power to vote and invest the shares held directly

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by GV 2017, L.P. The address of the principal business office of each of these entities is 1600 Amphitheatre Parkway, Mountain View, CA 94043.
(2)

Based on Schedule 13G filed with the SEC on February 13, 2019, reporting beneficial ownership as of December 31, 2018. The Column Group, II LP (“TCG II LP”) has sole voting and investment power over 3,070,423 of these shares; The Column Group II GP, LP (“TCG II GP”) has shared voting and investment power over 3,070,423 of these shares; Ponoi Capital, LP (“Ponoi LP”) has sole voting and investment power over 470,427 of these shares; Ponoi Management, LLC (“Ponoi LLC”) has shared voting and investment power over 470,427 of these shares; Peter Svennilson and David V. Goeddel have shared voting and investment power over all of these shares; and Tim Kutzkey has shared voting and investment power over 470,427 of these shares. Mr. Svennilson and Mr. Goeddel are the Managing Partners of TCG II GP, and Mr. Svennilson, Mr. Goeddel and Mr. Kutzkey are the Managing Partners of Ponoi LLC. The address of the principal business office of each of these entities and persons is 1700 Owens Street, Suite 500, San Francisco, California 94158.

(3)

Based on Schedule 13G/A filed with the SEC on February 14, 2020, reporting beneficial ownership as of December 31, 2019. Each of Biotechnology Value Fund, L.P. (“BVF”) and BVF I GP LLC (“BVF GP”) has shared voting and investment power over 1,766,625 of these shares, (ii) each of Biotechnology Value Fund II, L.P. (“BVF2”) and BVF II GP LLC (“BVF2 GP”) has shared voting and investment power over 1,372,172 of these shares, (iii) each of Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) and BVF Partners OS Ltd. (“Partners OS”) has shared voting and investment power over 265,227 of these shares, and BVF GP Holdings LLC (“BVF GPH”) has shared voting and investment power over 3,138,797 of these shares. The following entities and person have shared voting and investment power over all of these shares: BVF Partners L.P. (“Partners”); BVF Inc.; and Mark N. Lampert. The address for BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, BVF Inc., Partners and Mr. Lampert is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The address for Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4)

Based on Schedule 13G filed with the SEC on February 13, 2020, reporting beneficial ownership as of December 31, 2019. Each of Boxer Capital, LLC, Boxer Asset Management Inc. and Joe Lewis has shared voting and investment power over all of these shares. The address of the principal business office of Boxer Capital, LLC is 11682 El Camino Real, Suite 320, San Diego, CA 92130. The principal business address of Boxer Asset Management, LLC and Joe Lewis is Cay House, EP Taylor Drive N7776, Lyford Cay, New Providence, Bahamas.

(5)

Based on Schedule 13G filed with the SEC on February 7, 2020, reporting beneficial ownership as of December 31, 2019. BlackRock, Inc. has shared voting power over 2,894,704 shares and investment power over all of these shares. The address of the principal business office of BlackRock, Inc. 55 East 52nd Street, New York, NY 10055.

(6)

Consists of (a) 4,023,139 shares of common stock held by trusts, (b) 189,393 shares of common stock of which 73,653 shares are subject to our right of repurchase as of March 1, 2020 and (c) options to purchase 84,375 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 1, 2020.

(7)

Consists of (a) 2,779,240 shares of common stock held by trusts, (b) 189,393 shares of common stock of which 73,653 shares are subject to our right of repurchase as of March 1, 2020 and (c) options to purchase 75,000 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 1, 2020.

(8)	Consists of (a) 400 shares of common stock, (b) options to purchase 108,750 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 1, 2020.
(9)	Consists of 50,505 shares of common stock of which 23,148 shares are subject to our right of repurchase as of March 1, 2020.
(10)

Consists of (a) 82,106 shares of common stock held by trusts, and (b) 80,504 shares of common stock held by Ms. Falberg of which 21,570 shares are subject to our right of repurchase as of March 1, 2020.

(11)

Consists of (a) 100,634 shares of common stock held by Ms. Jarrett as of March 1, 2020 and (b) options to purchase 380,643 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 1, 2020.

(12)

Consist of (a) 505,050 shares of common stock held by Kaneko Capital, LLC., (b) 252,524 shares of common stock held by Kaneko Investments, LLC., and (c) 96,948 shares of common stock held by trusts of which 19,202 shares are subject to our right of repurchase as of March 1, 2020

(13)

Consist of (a) 8,553 shares of common stock held by trusts, (b) 5,050 shares of common stock held by Mr. Ribas, and (c) options to purchase 8,958 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 1, 2020.

(14)	Consist of (a) options to purchase 5,556 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 1, 2020.
(15)

Includes the number of shares beneficially owned by the named executive officers and directors listed in the above table, and shares beneficially owned by Jason Barker, our Principal Financial and Accounting Officer. Mr. Barker held (a) options to purchase 35,938 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 1, 2020.

Executive officers

The following table sets forth information regarding our executive officers as of April 1, 2020:

NAME	AGE	POSITION HELD WITH THE COMPANY
Terry Rosen, Ph.D.	61	Chief Executive Officer, Director and Chairman
Juan Carlos Jaen, Ph.D.	62	President and Director
William Grossman, M.D., Ph.D.	50	Chief Medical Officer
Jason Barker	50	Principal Financial and Accounting Officer, Vice President, Finance

For a biography of each of Dr. Rosen and Dr. Jaen, see “Proposal 1 – Election of Director.”

17.

William Grossman., M.D., Ph.D. has over 25 years of extensive experience leading successful global clinical organizations. Dr. Grossman joined Arcus in April 2019 from Bellicum Pharmaceuticals, where he served as CMO from February 2018 to April 2019 and was responsible for Bellicum’s clinical development, regulatory affairs, clinical operations, and medical affairs organizations. Prior to Bellicum, Dr. Grossman was the Global Group Medical Director for Cancer Immunotherapy at Genentech from September 2015 to February 2018, where he led the clinical development of Tecentriq® in gastrointestinal cancers and of cancer immunotherapy combinations across all solid tumor types. Dr. Grossman designed and led the Phase 1b/2 MORPHEUS platform, a rapid and efficient paradigm for the evaluation of cancer immunotherapy combinations. Before joining Genentech, he led the development and execution of the US & global medical affairs strategy for the oncology franchise at AbbVie. Previously, Dr. Grossman served as Senior Vice President, Research & Clinical Development at Biothera, where he oversaw all discovery and clinical development efforts in oncology and immunology. In addition, Dr. Grossman has held leadership positions in research, clinical development, and medical affairs at Baxter Healthcare and Merck & Co., where he was involved in the clinical evaluation of anti-cancer vaccines, immunomodulatory agents, small molecules, and biologics for oncology. Prior to joining the industry, Dr. Grossman held various positions with the Children’s Hospital of Wisconsin/Medical College of Wisconsin where he was Founder and Medical Director of the Clinical Immunodiagnostic and Research Laboratory, Professor for Microbiology and Genetics, and Director of the Hematology/Oncology/Bone Marrow Transplant Division for the Immunodeficiency Transplant Program. Dr. Grossman earned a B.A. in both Biology and Chemistry from the University of St. Thomas, St. Paul, (Minnesota), magna cum laude. He earned his M.D. and Ph.D. (Immunology) degrees from Washington University School of Medicine’s Medical Scientist Training Program, and completed his medical training in the Division of Pediatric Biology/Medicine at the Washington University School of Medicine.

Jason Barker, a finance executive with over 25 years of experience that includes building and leading corporate finance, treasury and accounting functions within public and private companies, joined Arcus in May 2019. His experience encompasses work with start-ups, mid-cap and Fortune 500 companies operating primarily in the areas of life science and technology. Prior to joining Arcus, Mr. Barker was at Audentes Therapeutics from February 2015 to May 2019, most recently serving as Vice President of Finance. At Audentes, Mr. Barker was responsible for finance, accounting, tax, treasury, external reporting, risk management and oversight of certain legal functions. During his time at Audentes, Mr. Barker led the company’s operational readiness leading up to and following successful completion of its IPO in 2016 and also served as CFO for the company’s international subsidiaries. Prior to Audentes, Mr. Barker served as Managing Director at Bauer York LLC, providing finance consulting services to businesses within Silicon Valley. During his tenure at Bauer York, Mr. Barker served as interim CFO for Zosano Pharma during their preparations for an IPO. From 2004-2011, Mr. Barker held several positions of increasing responsibility at ARYx Therapeutics including serving as Head of Finance and Principal Accounting Officer while contributing to the company’s successful IPO in 2007. Mr. Barker earned a B.A. in Finance, Accounting, and Business Law, with honors, from the University of Texas at Arlington.

18.

Executive Compensation

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2019 and 2018, compensation awarded to or paid to, or earned by, our Chief Executive Officer and our two other highest paid other executive officers at December 31, 2019, and one former executive officer required to be included in the table (the “Named Executive Officers”).

Name and Principal Position	Year	Bonus	Salary		Stock Options(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Terry Rosen, Ph.D.	2019	$-	$340,000	(4)	$1,375,700	$-	$1,200		$1,716,900
Chief Executive Officer and Director	2018	-	295,000	(4)	828,279	-	1,200		1,124,479
Juan Carlos Jaen, Ph.D.	2019	-	500,000		1,375,700	250,000	1,200		2,126,900
President and Director	2018	-	350,000		828,279	-	1,200		1,179,479
William Grossman, M.D., Ph.D. (2)	2019	200,000	296,667		2,723,040	180,000	600		3,400,307
Chief Medical Officer
Rekha Hemrajani (2)(3)	2019	200,000	233,818		2,982,440	-	142,266	(5)	3,558,524
Former Chief Operating Officer and Chief Financial Officer
(1)

The amount represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amount are described in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)	Was not a named executive officer in 2018 and, in accordance with SEC regulations, 2018 compensation is not reported.
(3)	Ms. Hemrajani’s employment at Arcus terminated on September 30, 2019.
(4)	Dr. Rosen voluntarily agreed to reduce his salary by $60,000 and $55,000 in 2019 and 2018, respectively to fund an employee meal program.
(5)	The amount includes Ms. Hemrajani’s severance of $141,666.

Narrative Explanation of Compensation Arrangements with our Named Executive Officers

The base salaries of all of our Named Executive Officers are reviewed from time to time and adjusted when our Board of Directors or Compensation Committee determines an adjustment is appropriate. In February 2018, we entered into amended and restated letter agreements with each of our executive officers. Pursuant to such letter agreements, and effective January 1, 2018, the base salary for Dr. Rosen was $295,000 and for Dr. Jaen was $350,000. The Compensation Committee approved 2019 base salary of $340,000 and $500,000 for Dr. Rosen and Dr. Jaen, respectively, on January 16, 2019. Ms. Hemrajani and Dr. Grossman were both hired in 2019, receiving base salaries of $425,000 and $440,000, respectively, and each receiving a one-time sign-on bonus of $200,000 in accordance with their offer letters.

On January 16, 2019, we granted an option to purchase 200,000 shares of our common stock to each of Drs. Rosen and Jaen, at an exercise price of $10.36 per share. The options vest in 48 substantially equal monthly installments following completion of each month of continuous service after January 1, 2019. We granted Dr. Grossman options to purchase 400,000 shares of our common stock at an exercise price of $10.49 on April 29, 2019. We granted Ms. Hemrajani options to purchase 400,000 shares of our common stock at an exercise price of $11.23 on March 25, 2019. The options for both Dr. Grossman and Ms. Hemrajani vest in 48 substantially equal monthly installments following completion of each month of continuous service after the grant date. Ms. Hemrajani’s shares ceased vesting upon her separation from Arcus on September 30, 2019, and any unexercised shares expired six months after her separation date in accordance with her separation agreement. The exercise price per share for each of these options was the fair market value of a share of our common stock on the date of grant.

In connection with Ms. Hemrajani’s separation from Arcus, we and Ms. Hemrajani entered into a separation agreement pursuant to which Ms. Hemrajani received (a) four (4) months base salary, (b) payment of COBRA premiums during

19.

such period, or, if earlier, through the date she ceases to be eligible for COBRA continuation coverage for any reason and (c) an extension of her stock option exercise period to six (6) months following the effective date of her resignation. The separation agreement contains a non-disparagement obligation on both parties and a standard release of claims on the part of Ms. Hemrajani.

Our executive officers are also eligible to participate in incentive bonus programs established by us. For our 2019 fiscal year, Dr. Jaen and Dr. Grossman were eligible to earn an incentive bonus based on achievement against certain 2019 corporate goals, including development and financial objectives. Ms. Hemrajani was also eligible to participate in our incentive bonus program, but as she left Arcus during 2019 she did not receive any incentive bonus payout.

Pursuant to their amended and restated letter agreements with us, each of the Named Executive Officers is eligible to receive certain benefits if the officer’s employment is terminated under certain circumstances, as described under “Severance and Change in Control Benefits” below.

Employee Benefits and Perquisites

Our Named Executive Officers are eligible to participate in our health and welfare plans to the same extent as are all full-time employees generally. We generally do not provide our Named Executive Officers with perquisites or other personal benefits.

Dr. Rosen, as noted above, personally funds an employee meal program.

Retirement Benefits

We have established a 401(k) tax-deferred savings plan, which permits participants, including our Named Executive Officers, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. We are responsible for administrative costs of the 401(k) plan. We may, at our discretion, make matching or profit sharing contributions to the 401(k) plan. No employer contributions have been made to date.

Equity Compensation

We offer stock options to our employees, including Named Executive Officers, as the long-term incentive component of our compensation program. We typically grant stock options to new hires upon their commencing employment with us. Stock options allow employees to purchase shares of our common stock at a price per share at least equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Generally, our equity awards vest monthly over four years, subject to the employee’s continued employment with us on each vesting date.

As described in the footnotes to the “Outstanding Equity Awards at 2019 Fiscal Year-End” table and under “Severance and Change in Control Benefits” below, equity awards granted to our Named Executive Officers are subject to accelerated vesting in the event such officer is subject to an involuntary termination. In addition, in December 2017, our Board of Directors approved a policy whereby the vesting of all options held by then-current employees will accelerate in the event of certain involuntary terminations of employment in connection with or following our change in control (as defined below under “Severance and Change in Control Benefits”), subject to such employee’s execution and nonrevocation of a general release of claims against us and certain related parties.

20.

Outstanding Equity Awards at 2019 Fiscal year end

The following table shows for the fiscal year ended December 31, 2019, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option	Option	Number of Shares or Units		Market Value of Shares or Units
Name	Exercisable		Unexercisable	Exercise Price($)	Expiration Date	That Have Not Yet Vested (#)		That Have Not Yet Vested($)(1)
Terry Rosen, Ph.D.	-		-	-	-	19,728	(2)	199,253
	-		-	-	-	65,761	(3)	664,186
	45,833	(4)	154,167	10.36	1/15/2029	-		-
Juan Carlos Jaen, Ph.D.	-		-	-	-	19,728	(2)	199,253
	-		-	-	-	65,761	(3)	664,186
	45,833	(4)	154,167	10.36	1/15/2029	-		-
William Grossman, M.D., Ph.D.	66,667	(5)	333,333	10.49	4/28/2029	-		-
Rekha Hemrajani	50,000	(6)	-	11.23	3/24/2029	-		-
(1)

For the purpose of determining market value, we assumed a stock price of $10.10, the closing sale price per share of our common stock on December 31, 2019, the last business day of our last fiscal year.

(2)

Represents the unvested portion of 63,131 restricted shares of our common stock acquired by the officer upon exercise of an option granted on March 15, 2017. Our right of repurchase lapses in 48 substantially equal monthly installments ending on March 1, 2021, provided the officer remains in our continuous service through each such vesting date.

(3)

Represents the unvested portion of 126,262 restricted shares of our common stock acquired by the officer upon exercise of an option granted on January 4, 2018. Our right of repurchase lapses in 48 substantially equal monthly installments ending January 1, 2022, provided the officer remains in our continuous service through each such vesting date.

(4)

Represents the vested portion of an option to purchase 200,000 shares of our common stock granted on January 16, 2019. Such option vests in 48 substantially equal monthly installments ending on January 15, 2023, provided the officer remains in our continuous service through each such vesting date.

(5)

Represents the vested portion of an option to purchase 400,000 shares of our common stock granted on April 29, 2019. Such option vests in 48 substantially equal monthly installments ending on April 28, 2023, provided the officer remains in our continuous service through each such vesting date.

(6)

Represents the vested portion of an option to purchase 400,000 shares of our common stock granted on March 25, 2019. Such option vests in 48 substantially equal monthly installments ending on March 24, 2023, provided the officer remains in our continuous service through each such vesting date. Per the terms of her separation on September 30, 2019, Ms. Hemrajani received 6 months following her separation date to exercise any vested options.

Severance and Change in Control Benefits

Pursuant to the Severance and Change in Control Agreements entered into with each of our Named Executive Officers, if we terminate the respective officer’s employment for reasons other than cause, or if the officer voluntarily resigns for certain good reason (which we refer to collectively as an involuntary termination) within 12 months following a change in control (as defined in the agreement) of Arcus, then the officer will be eligible to receive, contingent on returning all of our property in the officer’s possession, executing and not revoking a general release of claims against us and certain related parties, and resigning as a member of our Board of Directors, continued payment of base salary for a twelve-month period, at the rate in effect at the time of termination (but without giving effect to any reduction triggering a resignation for good reason), a lump-sum cash amount equal to the officer’s target bonus for the fiscal year in which such termination occurs, prorated for the number of days that the officer was employed during such year, and if timely elected by the officer, payment of healthcare continuation premiums under COBRA for up to twelve months, and full vesting of all existing and future equity compensation awards.

Cause means the officer’s:

•	unauthorized use or disclosure of our confidential information or trade secrets, which use or disclosure causes material harm to Arcus;
•	material breach of any agreement with Arcus;

21.

•	material failure to comply with Arcus’s written policies or rules;
•	conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State;
•	gross negligence or willful misconduct;
•	continuing failure to perform assigned duties after receiving written notification of the failure from Arcus or its Board of Directors; or
•	failure to cooperate in good faith with a governmental or internal investigation of Arcus or its directors, officers or employees, if Arcus has requested such cooperation.

Good reason means a resignation of employment within twelve months after one of the following conditions has come into existence without the officer’s consent, which remains uncured more than 30 days after delivery of notice to us of such condition within 90 days following the initial existence of such condition:

•

a reduction in Executive’s annual Base Salary by more than 10%, other than a general reduction that is part of a cost-reduction program that affects all similarly situated employees in substantially the same proportions;

•	a relocation of the executive’s principal workplace by more than 25 miles from its location prior to a change in control; or
•

a material reduction of responsibilities, authority or duties, provided that neither a mere change in title alone nor reassignment following a change in control to a position that is similar to the position held prior to the change in control shall constitute a material reduction in job responsibilities.

Change in control means certain mergers or consolidations of us with or into another entity; a sale, conveyance or other disposition of all or substantially all of our assets, property or business; or the acquisition by any person or persons acting as a group of beneficial ownership (or a right to acquire beneficial ownership) of shares representing a majority of the voting power of the then-outstanding shares of our capital stock.

22.

COMPENSATION OF DIRECTORS

Cash Compensation

We pay each of our non-employee directors annual cash retainers, paid quarterly in arrears, as follows:

Retainer for each non-employee member of the Board:	$35,000
Additional retainer for Lead Independent Director:	3,500
Additional retainer for Chair of Audit Committee:	15,000
Additional retainer for Chair of Compensation Committee:	10,000
Additional retainer for Chair of Nominating and Corporate Governance Committee:	8,000
Additional retainer for non-Chair members of Audit Committee:	7,500
Additional retainer for non-Chair members of Compensation Committee:	5,000
Additional retainer for non-Chair member of Nominating and Corporate Governance Committee:	4,000

Equity Compensation

Our Compensation Committee will grant to each non-employee director when he or she first becomes a member of the Board of Directors an “initial option” to purchase a number of shares of our common stock. Until March 2019 this number was determined by the Board of Directors in its sole discretion; beginning in March 2019, the number of shares has been set to be 50,000 shares. The grant will be made automatically without any further action on the part of the Board or the Compensation Committee on the date the person becomes a director of the company, shall have an exercise price equal to the Fair Market Value (as defined in the company’s 2018 Equity Incentive Plan) on the date of grant and shall vest and become exercisable in substantially equal monthly installments over 36 months of continuous service provided by such member of the Board of Directors. The initial option will become fully vested and exercisable in the event that Arcus is subject to a change in control.

Further, in each year beginning in 2019, the Compensation Committee will grant to each non-employee director who continues serving on the Board after our annual meeting for that year an “annual option” to purchase 35,000 shares of our common stock. The grant will be made automatically without any further action on the part of the Board or the Compensation Committee on the date of the company’s annual meeting of stockholders, and shall have an exercise price equal to the Fair Market Value. Subject to the director’s continuous service on the Board of Directors, the annual option will vest and become exercisable in full on the earlier of (x) the date that is 12 months following the date of grant or (y) the date of the next annual stockholder meeting following the grant. The annual option will become fully vested and exercisable in the event that Arcus is subject to a change in control. The foregoing notwithstanding, a new director who has received the initial option grant as described above will not in the same calendar year receive an annual option grant.

On the date of our 2019 annual meeting of stockholders, we granted to our non-employee directors at that time stock options to acquire 35,000 shares in connection with their service on our Board of Directors: Mr. Beier, Ms. Falberg, Dr. Hege, Ms. Jarrett and Dr. Kaneko. These annual option grants were granted at an exercise price of $7.99 per share. As compensation for joining the Board in 2019, Ms. Jarrett received an additional grant of 35,000 shares at an exercise price of $9.07 per share. Each of Mr. Machado and Dr. Ribas were each granted an initial option to purchase 50,000 shares at an exercise price of $8.55 and $7.86 per share, respectively. The exercise price per share for each of these options was the fair market value of a share of our common stock on the date of grant.

23.

Director Compensation for Fiscal 2019

The following table sets forth information about the compensation of the non-employee members of our Board of Directors who served as a director during the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash	Options Awards(1)	Total
David William Beier	$55,500	$181,482	$236,982
Kathryn Falberg	55,000	181,482	236,482
Kristen Hege, M.D.	31,101	181,482	212,583
Jennifer Jarrett	33,931	392,252	426,183
Yasunori Kaneko, M.D.	60,000	181,482	241,482
Patrick Machado, J.D.	2,332	278,460	280,792
Antonio Ribas, M.D. Ph.D.	8,416	255,985	264,401
(1)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

As of December 31, 2019, each of the above non-employee directors held options to purchase shares of our common stock as follows: Mr. Beier, 35,000 shares; Ms. Falberg, 35,000 shares; Dr. Hege, 15,806 shares; Ms. Jarrett, 70,000 shares, Dr. Kaneko, 35,000 shares, Mr. Machado, 50,000 shares, and Dr. Ribas, 50,000 shares.

In 2019 we did not pay any compensation for service as a director to Drs. Rosen or Jaen. Ms. Jarrett was appointed as a member of our Board of Directors in January 2019.

24.

equity compensation plan information

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2019:1

Equity Compensation Plans	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants or Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a)) (c)
Approved by Stockholders (1)	4,738,004	$9.00	3,248,372
Not Approved by Stockholders	—	—	—
Total	4,738,004	$9.00	3,248,372
(1)

The number of shares remaining available for future issuance includes shares available under our 2018 Equity Incentive Plan, or 2018 Plan, and shares available under our 2018 Employee Stock Purchase Plan, or 2018 ESPP. As of December 31, 2019, a total of 933,273 shares remained available for future issuance under the 2018 ESPP, of which a maximum of 255,000 shares could be issued in the current purchase period. The maximum number of shares subject to purchase rights under the 2018 ESPP is a function of stock price and total employee contributions. As such, Arcus cannot reasonably determine the number of shares subject to purchase rights as of December 31, 2019, and such shares are not reflected in the amount subject to rights outstanding.

The number of shares of common stock reserved for issuance under the 2018 Plan automatically increases on January 1 of each year during the term of the 2018 Plan by the lesser of 3,750,000 shares, 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.

The number of shares of common stock reserved for issuance under the 2018 ESPP automatically increases on January 1 of each year during the term of the 2018 ESPP by the lesser of 1,071,000 shares, 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.

[1]	NTD: Early-exercised shares are not subject to options or awards, so don’t appear in the table at all.

25.

Related Person Transactions

Policies and Procedures for Related Party Transactions

Our Audit Committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had or will have a direct or indirect material interest. We have adopted a written related party transaction policy under which our management is required to submit any related person transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee will take into account all of the relevant facts and circumstances available.

Certain Related-Person Transactions

The following is a description of transactions since January 1, 2018, to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are elsewhere in this proxy statement:

Employment of Relative of Executive Officer

The son of Terry Rosen, Ph.D., our Chief Executive Officer and member of our Board of Directors, has been employed by us as a Senior Scientist, and previously as a Scientist, since February 2016. In 2018 and 2019, he earned approximately $132,555 and $136,800, respectively, in annual salary and other cash compensation, was granted options to purchase 5,050 and 4,000 shares of common stock, respectively, with an exercise price of $5.39 and $9.47, respectively, with a value of $33,128 and $25,150, respectively, on the date of grant (computed in accordance with FASB ASC Topic 718), and received other benefits consistent with other employees serving in the same capacity.

Insider Participation in Our Initial Public Offering

In 2018, several of our existing stockholders, including an entity affiliated with a principal stockholder at the time, our Chief Executive Officer and our President, purchased shares of our common stock in the initial public offering of or common stock at the initial public offering price, as follows:

Name	Number of Shares Purchased	Aggregate Purchase Price
Terry Rosen, Ph.D.	66,666	$999,990
Juan Carlos Jaen, Ph.D.	66,666	999,990
Kathryn Falberg	30,000	450,000
Foresite Capital Fund IV, L.P.(1)	650,000	9,750,000

(1)

Foresite Capital Fund III, L.P., an entity affiliated with Foresite Capital Fund IV, L.P., was a stockholder of in excess of 5% of our common stock, on an as-if-converted basis, at the time of the purchase, but the Foresite Capital entities have ceased to be stockholders in excess of 5% of our common stock as of December 31, 2018.

Consulting Agreement with a Director

In January 2019, Ms. Jarrett resigned from her role as our Chief Financial and Chief Operating Officer and joined the Board of Directors. As part of her resignation, Ms. Jarrett entered into a one-year consulting agreement with the company in which she agreed to provide advisory services to management and assistance with the transition of responsibilities to other employees in the company. The agreement was amended in December 2019 to extend her consulting agreement for an additional year; until January 11, 2021. In exchange for these services, we provided compensation in the form of Ms. Jarrett’s 2018 bonus paid to her on the separation date and the continued vesting of Ms. Jarrett’s stock options throughout the consulting period. In 2019, we paid $200,000 to Ms. Jarrett as her 2018 bonus and 129,389 shares vested with an aggregate grant date fair value of $754,967 throughout her consulting period.

26.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Arcus Biosciences, Inc. stockholders may be “householding” Arcus’s proxy materials. A single Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Arcus Biosciences, Inc. Direct your written request to Arcus Biosciences, Inc., Attention: Corporate Secretary, 3928 Point Eden Way, Hayward, CA 94545, or at (510) 694-6200. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

27.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Terry Rosen

Terry Rosen, Ph.D.

Chief Executive Officer and Chairman of the Board

April 21, 2020

A copy of Arcus Biosciences, Inc.’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to: Corporate Secretary, Arcus Biosciences, Inc., 3928 Point Eden Way, Hayward, CA 94545.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D13078-P38147 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARCUS BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Director

Nominee:

	For	Withhold
1a. Juan Carlos Jaen, Ph.D.	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D13079-P38147

ARCUS BIOSCIENCES, INC.
Annual Meeting of Shareholders
June 4, 2020 8:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Terry Rosen, Ph.D. and Juan Carlos Jaen, Ph.D., or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Arcus Biosciences, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, PDT on June 4, 2020, at Arcus Biosciences, Inc., 3928 Point Eden Way, Hayward, CA 94545, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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